UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2011

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Refusal to Stand for Re-Election

On November 4, 2011, the Nominating and Corporate Governance Committee (the “Committee”) of SemiLEDs Corporation (the “Company”) recommended the following persons for the slate of directors to be nominated for election at the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”): Trung T. Doan, Scott R. Simplot, Anh Chuong Tran and Jack Lau.  The following directors will not stand for re-election: Richard S. Hill, Richard P. Beck and Mark Johnson. Messrs. Hill, Beck and Johnson will continue to serve the remainder of their current terms, which are scheduled to expire on the date of the Annual Meeting. The Board of Directors of the Company has accepted the Committee’s recommendation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SemiLEDs Corporation

Dated: November 9, 2011	By:	/s/ Trung T. Doan

Name: Trung T. Doan

Title: Chairman and Chief Executive Officer